CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

In connection with the Annual Report of Gaofeng Gold Corporation, a Nevada corporation (the "Company"), on 10-QSB for the period ended  January 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Kevin A. Polis, Interim sole officer director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2004

/s/Kevin A. Polis
Kevin A. Polis
Interim sole officer director